UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17, 2007

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 17, 2007, the Board of Directors of Fannie Mae (formally, the "Federal National Mortgage Association") adopted amendments to the company’s Bylaws, effective immediately. The amendments revise Section 3.08 of the company’s Bylaws relating to the election of directors by the company’s stockholders and Section 4.20 relating to procedures for nominations of directors by the stockholders. In addition, the Board of Directors adopted a Director Resignation Policy. The principal changes effected by the amended Bylaws and the new Director Resignation Policy are summarized below.

VOTING REQUIREMENTS FOR ELECTION OF DIRECTORS

• Previously, the Bylaws provided that a plurality vote of the stockholders was sufficient to elect directors under all circumstances. As amended, the Bylaws provide that, except in an election in which the number of nominees for director exceeds the number of directors to be elected, each director must be elected by a vote of the majority of the votes cast for that director nominee at any meeting for the election of directors at which a quorum is present.

• For purposes of the election of directors, a majority of the votes cast means that the number of shares voted "for" the election of a candidate for director exceeds the number of shares voted "against" the election of that candidate for director. Votes cast exclude "abstentions" and any "broker non-votes."

• In an election in which the number of nominees for director exceeds the number of directors to be elected, directors will continue to be elected by a plurality of the votes cast.

DIRECTOR RESIGNATIONS

• The newly adopted Director Resignation Policy provides that the Board of Directors will nominate for election as a director only a candidate who agrees to submit, immediately following the director’s election or re-election, an irrevocable resignation that will become effective only if the candidate fails to receive a majority vote in an election in which the number of candidates does not exceed the number of directors to be elected, and the Board of Directors accepts the resignation.

• Section 3.08 of the Bylaws provides that, if an incumbent director fails to receive a majority of the votes cast in an election in which the number of candidates does not exceed the number of directors to be elected, the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board as to whether the Board should accept the resignation.

• The Board will consider the recommendation of the Committee and will publicly disclose its decision regarding the resignation, and the reasons for its decision within 90 days after the date on which the results of the election were certified.

• The Committee, in making its recommendation, and the Board, in making its decision, may each consider any factors or other information that it considers to be appropriate and relevant. It is expected that the director whose resignation is being considered will not participate in the recommendation of the Committee or the decision of the Board.

• If an incumbent director’s resignation is not accepted by the Board, the director will continue to serve until the next annual meeting of the stockholders and until his or her successor is duly elected, or his or her earlier death, resignation, retirement or removal.

• If a director’s resignation is accepted by the Board, or if a non-incumbent nominee for director is not elected, then the Board may fill any resulting vacancy in accordance with applicable law.

PROCEDURES FOR NOMINATIONS OF DIRECTORS BY STOCKHOLDERS

• Section 4.20 of the Bylaws permits any stockholder entitled to vote for the election of a director to nominate candidates for election as directors by submitting to the corporate Secretary a notice containing specific information about the candidate.

• As amended, Section 4.20 adds a requirement that the notice about the candidate state whether the proposed candidate for director intends, if elected as a director, to tender an irrevocable resignation that will become effective if the candidate fails to receive a majority vote in an election in which the number of candidates does not exceed the number of directors to be elected, and the Board of Directors decides to accept the resignation.

The full text of the Bylaws, as amended, are included as Exhibit 3.1 to this Current Report on Form 8-K, and are incorporated into this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure.

On July 17, 2007, Fannie Mae announced that its Board of Directors had declared dividends on the company’s common stock and preferred stock. The announcement, a copy of which is furnished as Exhibit 99.1 to this report, is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibit index herewith is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

July 23, 2007	By:	/s/ Beth A. Wilkinson

Name: Beth A. Wilkinson
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Fannie Mae Company Bylaws, as amended through July 17, 2007
99.1	News release, dated July 17, 2007, announcing common and preferred stock dividends for third quarter 2007